                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                           MANOR CARE HOLDING COMPANY

                 FIRST:  The name of the Corporation is Manor Care Holding
Company.

                 SECOND: The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                 THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Twenty Million Five Hundred Thousand (20,500,000) shares, of which Twenty Million (20,000,000) shares having a par value of Ten Cents ($.10) per share shall be of a class designated "Common Stock" and Five Hundred Thousand (500,000) shares having a par value of One Dollar ($1.00) per share shall be of a class designated "Preferred Stock."

                 The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classifications of stock shall be as follows:

I.       Preferred Stock

                 (a) Shares of the Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

                 (b) Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

                 (1) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                 (2) The rate of dividend, if any, on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series;

                 (3) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (4) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

                 (5) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment or shares of that series;

                 (6) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

                 (7) Whether the shares of that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

                 (9) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of Delaware.

                 (c)  Payment of dividends shall be as follows:

                 (1) The holders of any series of Preferred Stock, in preference to the holders of the Common Stock and the holders of any junior-ranking series of Preferred Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Paragraph I(b)(2) of this Article FOURTH and no more.

                 (2) No dividend shall be paid upon, or declared or set aside for, any series of Preferred Stock with respect to any dividend period unless (i) all dividends on all senior-ranking series of Preferred Stock shall, for the same and all past dividend periods, have been fully paid or declared and provided for and (ii) at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set aside for, all equally-ranking series of Preferred Stock.

                 (3) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of the Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative series of Preferred Stock with respect to all past dividend periods and unless all dividends on all series of Preferred Stock for the then current dividend period shall have been paid or declared and provided for, and unless the Corporation shall not be in default under any of its obligations with respect to any sinking fund for any series of Preferred Stock. The foregoing provisions of this Subparagraph (3) shall not, however, apply to a dividend payable in Common Stock.

                 (4) No dividends shall be deemed to have accrued on any share of Preferred Stock of any series with respect to any period prior to the date of original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolution or resolutions of the Board of Directors creating such series. The Preferred Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.





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
                 (d) In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the shares of any series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Stock and the holders of any junior-ranking series of Preferred Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of such shares on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of the Common Stock ( as provided in Paragraph II(b) of this Article FOURTH). If, upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and
(ii) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                 Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of the foregoing provisions.

                 (e) Except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors adopted pursuant to authority granted in this Paragraph I of Article FOURTH, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever.

                 In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

                 (f) Shares of Preferred Stock which have been redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any manner, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series.





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
II.  Common Stock

                 (a) After the requirements with respect to preferential dividends, if any, on the Preferred Stock (fixed pursuant to Paragraph I(b)(2) and as further provided for in Paragraph I(c) both of this Article FOURTH) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to Paragraph I(b)(4) of this Article FOURTH), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors;

                 (b) After distribution in full of the preferential amount, if any (fixed pursuant to Paragraph I(b)(5) of this Article FOURTH), to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively;

                 (c) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the stockholders.

III.     Other Provisions

                 (a) The stockholders of the Corporation are expressly denied the preemptive right to subscribe to any or all additional shares of stock of the Corporation of any or all classes or series thereof.

                 (b) Any and all shares issued by the Corporation for which the full consideration fixed in accordance with Paragraph (3)(d) of Article FIFTH hereof has been paid or delivered shall be deemed fully paid and non-assessable shares.

                 FIFTH:   The following provisions are inserted for the
management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                 (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws, but shall not be less than three unless the shares of the Corporation are owned beneficially and of record by either one or two





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
         stockholders in which event the bylaws may provide that the number of directors may be less than three, but not less than the number of stockholders.

                 (2) The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                 (3)      The board of directors is expressly authorized:

                          (a) To make, alter or repeal the bylaws of the Corporation.

                          (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                          (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                          (d) To determine or fix the consideration for which shares of any class of the capital stock of the Corporation may be issued or sold, and to purchase, sell and transfer shares of the capital stock of the Corporation.

                          (e) To acquire the goodwill, rights, assets, business and property or any classes of stock or other securities of any person, firm, association or corporation, by paying cash, property, or such other consideration as is deemed appropriate, or by issuing shares of any class of capital stock of the Corporation or any notes, debentures, bonds or other securities or instruments convertible into or carrying options or warrants to purchase shares of any class of capital stock which the Corporation is authorized to issue, privately or to the public, directly or through underwriters, and to undertake or assume the whole or any part of the obligations or liabilities of any such person, firm, association or corporation in connection with such acquisition.

                          (f) When and as authorized by the affirmative vote of the holders of a majority of the capital stock of the Corporation issued and outstanding having voting power given at a stockholders' meeting duly called for the purpose, or when and as authorized by the written consent of the holders of a majority of the voting capital stock of the Corporation issued and outstanding, to sell, lease or exchange all of the property and assets of the

                 Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the board of directors shall deem expedient and for the best interests of the Corporation.

                 (4) The directors, in their discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract or act, any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest or for any other reason.

                 (5) No act of a director of the Corporation in connection with a business of the same or similar type as that conducted by the Corporation, or in connection with any activities similar to activities carried on by the Corporation, or with respect to any business opportunity related to the business of the Corporation, shall be deemed improper if the said action of such director is appropriate under the bylaws of the Corporation.

                 (6) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of this Certificate, and of any bylaws from time to time made by the board of directors; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

                 SIXTH: No contract or other transaction between this Corporation and any other corporation or any individual or firm shall be in any way invalidated or otherwise affected by the fact that any one or more of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation, provided that such contract or transaction, shall at the time it was entered into, have been a reasonable one to have been entered into, and shall have been upon terms that at the time were fair. Any director of this Corporation individually, or any firm or association of which any directors may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he individually or as a member of such firm or association is so interested shall be disclosed or shall have been known to the board of directors; and any director of this Corporation who is also a director or officer of such other corporation, or a member of such firm or association, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the board of directors or of any committee of this Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of this Corporation may vote upon any contract or other transaction between this Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                 SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                 EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 NINTH: The name and mailing address of the sole Incorporator is as follows:

                 Name                                       Address
                 Roslyn Tucker                              80 Pine Street
                                                            New York, New York 10005

                 TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of three creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                 I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of July, 1981.


                                                   /s/ Roslyn Tucker
                                              --------------------------------



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         Manor Care Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of MANOR CARE HOLDING COMPANY, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article FIRST so that the existing first paragraph shall be deleted and in lieu thereof the following new paragraph of said Article shall be inserted:

                 "FIRST:  The name of the Corporation is:

                               MANOR CARE, INC."

         SECOND: That in lieu of a meeting and vote of the sole stockholder, the stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of said corporation.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said MANOR CARE HOLDING COMPANY has caused its corporate seal to be hereunto affixed and this certificate to be signed by James H. Rempe, Senior Vice President, and attested by Everett F. Casey, Assistant Secretary, this 27th day of August, 1981.


                                      MANOR CARE HOLDING COMPANY
(CORPORATE SEAL)
                                      By   /s/  James H. Rempe
                                         --------------------------------
                                         James H. Rempe
                                         Senior Vice President

ATTEST

By   /s/  Everett F. Casey
   ----------------------------
   Everett F. Casey
   Assistant Secretary




                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         MANOR CARE, INC., a corporation organized and existing under an by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of MANOR CARE, INC. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the first paragraph of Article Fourth of the Certificate of Incorporation of Manor Care, Inc. shall be amended to read as follows:

                          FOURTH: The total number of shares of capital stock
                 of all classifications which the Corporation shall have authority to issue is Forty Million Five Hundred Thousand (40,500,000) shares, of which Forty Million (40,000,000) shares having a par value of Ten Cents ($.10) per share shall be of a class designated "Common Stock" and Five Hundred Thousand (500,000) shares having a par value of One Dollar ($1.00) per share shall be of a class designated "Preferred Stock."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice given in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of said corporation. At such meeting there was taken a vote of the stockholders entitled to vote, by ballot, in person or by proxy, for and against the proposed amendment, and the necessary number of shares as required by said General Corporation Law and the Certificate of Incorporation of said corporation were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said MANOR CARE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by James H. Rempe, its Senior Vice President, and attested by Everett F. Casey, its Assistant Secretary, this 1st day of October, 1983.

                                     MANOR CARE, INC.

                                     By:   /s/  James H. Rempe
                                        --------------------------------
                                        James H. Rempe
                                        Senior Vice President

ATTEST

By:   /s/  Everett F. Casey
   ---------------------------
         Everett F. Casey
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         MANOR CARE, INC., a corporation organized and existing under an by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That a meeting of the Board of Directors of MANOR CARE, INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the first paragraph of Article Fourth of the Certificate of Incorporation of Manor Care, Inc. shall be amended to read as follows:

                          FOURTH:  The total number of shares of capital stock
                 of all classifications which the Corporation shall have authority to issue is Eighty-five Million (85,000,000) shares, of which Eighty Million (80,000,000) shares having a par value of Ten Cents ($.10) per share shall be of a class designated "Common Stock" and Five Million (5,000,000) shares having a par value of One Dollar ($1.00) per share shall be of a class designated "Preferred Stock".

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice given in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of said corporation. At such meeting there was taken a vote of the stockholders entitled to vote, by ballot, in person or by proxy, for and against the proposed amendment, and the necessary number of shares as required by said General Corporation Law and the Certificate of Incorporation of said corporation were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said MANOR CARE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by James H. Rempe, its Senior Vice President, and attested by Everett F. Casey, its Assistant Secretary, this 29th day of August, 1985.

                                      MANOR CARE, INC.

                                      By:   /s/  James H. Rempe
                                         --------------------------------
                                         James H. Rempe
                                         Senior Vice President
ATTEST

By:   /s/  Everett F. Casey
   ---------------------------
         Everett F. Casey
         Assistant Secretary


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         MANOR CARE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of MANOR CARE, INC. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The Resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that an Article Eleventh of the Certificate of Incorporation of Manor Care, Inc. shall be added to read as follows:

                          ELEVENTH:  No director of the Corporation shall be
                 liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice given in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of said corporation. At such meeting there was taken a vote of the stockholders entitled to vote, by ballot, in person or by proxy, for and against the proposed amendment, and the necessary number of shares as required by said General Corporation Law and the Certificate of Incorporation of said corporation were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said MANOR CARE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by James H. Rempe, its Senior Vice President, and attested by Everett F. Casey, its Assistant Secretary, this 29th day of September, 1986.

                                          MANOR CARE, INC.

                                          By:   /s/  James H. Rempe
                                             --------------------------------
                                             James H. Rempe
                                             Senior Vice President

ATTEST:

By:   /s/ Everett F. Casey
   --------------------------
         Everett F. Casey
         Assistant Secretary


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         MANOR CARE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of MANOR CARE, INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:





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                 RESOLVED, that the first paragraph of Article Fourth of the
         Certificate of Incorporation of Manor Care, Inc. shall be amended to read as follows:

                          FOURTH:  The total number of shares of capital stock
                 of all classifications which the Corporation shall have authority to issue is One Hundred Sixty-Five Million (165,000,000) shares, of which One Hundred Sixty Million (160,000,000) shares having a par value of Ten Cents ($.10) per share shall be of a class designated "Common Stock" and Five Million (5,000,000) shares having a par value of One Dollar ($1.00) per share shall be of a class designated "Preferred Stock".

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice given in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and Bylaws of said corporation. At such meeting there was taken a vote of the stockholders entitled to vote, by ballot, in person or by proxy, for and against the proposed amendment, and the necessary number of shares as required by said General Corporation Law and the Certificate of Incorporation of said corporation were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said MANOR CARE, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by James H. Rempe, its Senior Vice President, and attested by Everett F. Casey, its Assistant Secretary, this 12th day of September, 1994.

                                         MANOR CARE, INC.

                                         By:   /s/  James H. Rempe
                                            --------------------------------
                                            James H. Rempe
                                            Senior Vice President

ATTEST:

By:   /s/  Everett F. Casey
   ---------------------------
   Everett F. Casey
   Assistant Secretary





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